EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification set forth below is hereby made solely for the purposes of satisfying the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 and may not be relied upon or used for any other purposes.

A signed original of this written statement required by Section 906 has been provided to ULURU Inc. and will be retained by ULURU Inc. and furnished to the SEC or its staff upon its request.

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Act of 2002 (18 U.S.C. 1350, as adopted, the “Sarbanes-Oxley Act”),Terrance K. Wallberg, Vice President and Chief Financial Officer of ULURU Inc. (the “Company”), hereby certifies that to his knowledge the Annual Report on Form 10-K for the period ended December 31, 2011 of the Company filed with the Securities and Exchange Commission on the date hereof

1.	(the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period specified

Date: March 30, 2012	By:	/s/ Terrance K. Wallberg
	Name:	Terrance K. Wallberg
	Title:	Vice President and Chief Financial Officer